Exhibit 99.1

SCIELE PHARMA TO ACQUIRE ALLIANT PHARMACEUTICALS,

A PEDIATRIC SPECIALTY PHARMACEUTICAL COMPANY

ATLANTA (April 24, 2007) — Sciele Pharma, Inc. (NASDAQ:SCRX) today announced that it has reached an agreement to acquire Alliant Pharmaceuticals, Inc., a privately held pediatric specialty pharmaceutical company headquartered in Alpharetta, Georgia.  Sciele will pay $122 million in cash for Alliant, which includes approximately $12 million in indebtedness to be paid at closing. The agreement also includes potential payments of up to $55 million based on meeting certain profit targets and product development targets for Alliant’s products.  The agreement was unanimously approved by each company’s Board of Directors.  This transaction is subject to approval under the Hart-Scott-Rodino Antitrust Improvement Act as well as other customary closing conditions, which is expected to be completed during the second quarter of 2007.

Alliant Pharmaceuticals is expected to generate revenues of approximately $50 million to $60 million for the full-year 2007.  Alliant has a field force of approximately 85 people, who will be retained by Sciele and will form Sciele’s new Pediatric sales division.

Alliant’s pediatric product portfolio under promotion includes: Orapred® and Orapred® ODT for asthma; Allegra® Oral Suspension for allergies; Methylin® Oral Solution and Methylin® Chewable Tablets for attention deficit hyperactivity disorder (ADHD); Lindane for head lice and scabies; and Rondec® Syrup and Rondec® DM Oral Drops for allergies, coughs and colds.

Sciele expects the acquisition of Alliant to provide:

•                  Diversification and strategic expansion into pediatrics;

•                  Well-recognized branded pediatric prescription products with growth potential;

•                  Solid base of unique or patent-protected products;

•                  Product pipeline opportunities through life-cycle management, particularly with Rondec;

•                  Similar pay-for-performance business model with platform for potential acquisitions.

Patrick Fourteau, Sciele’s Chief Executive Officer and President, said, “The acquisition of  Alliant gives Sciele a much larger presence in pediatrics, a therapeutic area in which we are involved with our Furadantin product, and will enable us to maximize the potential of glycopyrrolate, a Sciele product that is in pivotal phase III clinical trials for pediatric chronic, moderate-to-severe drooling. We have known Alliant since its inception, and we believe the integration between the two companies will be straightforward as we both have similar pay-for-performance models with an emphasis on speed of execution.”

Mr. Fourteau also noted, “This acquisition should be an excellent revenue and earnings growth opportunity for Sciele, and meets our disciplined investment parameters of doing acquisitions that are accretive to earnings in the near-term.”

Mark Pugh, Chief Executive Officer and President of Alliant, said, “We have successfully grown our company by focusing on marketing innovative products for children. We have significantly increased sales in 2006 to more than $40 million from less than $1 million when the Company was founded in 2004.  Now we believe that combining the strengths of Alliant and Sciele will enable us to accelerate growth of our existing product line and enable us to more rapidly pursue product development opportunities, utilizing the financial strength of Sciele.”

When Sciele reports first quarter results on April 26, 2007, the Company will provide an update on full-year 2007 revenue and earnings guidance, which will include the impact of the Alliant acquisition.  The Company expects that this acquisition will have a positive effect on revenues and be accretive to earnings, excluding restructuring charges, in 2007.

UBS Investment Bank acted as advisor to Sciele Pharma on this transaction.

About Alliant Pharmaceuticals, Inc.

Alliant Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on acquiring, developing and commercializing proprietary products for the pediatric and pediatric specialty markets.  While a unique niche, the pediatric market is one of the fastest-growing pharmaceutical sectors. Alliant’s product focus includes the sub-specialties of allergy and immunology, psychiatry, neurology, dermatology, urology and infectious diseases.

About Sciele Pharma, Inc.

Sciele Pharma, Inc. is a pharmaceutical company specializing in sales, marketing and development of branded prescription products focused on Cardiovascular/Diabetes and Women’s Health. The Company’s Cardiovascular/Diabetes products treat patients with high cholesterol, hypertension, high triglycerides, unstable angina and Type 2 diabetes, and its Women’s Health products are designed to improve the health and well-being of women and mothers and their babies. Founded in 1992 and headquartered in Atlanta, Georgia, Sciele Pharma employs more than 800 people. The Company’s success is based on placing the needs of patients first, improving health and quality of life, and implementing its business platform — an Entrepreneurial Spirit, Innovation, Speed of Execution, Simplicity, and Teamwork. For more information about Sciele Pharma and its products, visit www.sciele.com.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to materially differ from those described. Although we believe that the expectations expressed in these statements are reasonable, we cannot promise that our expectations will turn out to be correct.  Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation:

We may not attain expected revenues and earnings.  If we are unsuccessful in obtaining or renewing third party payor contracts for our products, we may experience reductions in sales levels and may fail to reach anticipated sales levels.  If demand for our products exceeds our initial expectations or the ability of our suppliers to provide demand-meeting quantities of product and samples, our future ability to sell these products could be adversely impacted.  The potential growth rate for our promoted products may be limited by slower growth for the class of drugs to which our promoted products belong and unfavorable clinical studies about such class of drugs;

We may encounter problems in the manufacture or supply of our products, for which we depend entirely on third parties.  Strong competition exists in the sale of our promoted products, which could adversely affect expected growth of our promoted products’ sales or increase our costs to sell our promoted products.  We may not be able to protect our competitive position for our promoted products from patent infringers.  If generic competitors that compete with any of our products are introduced, our revenues may be adversely affected.

Certain of our products have experienced manufacturing issues. If the issues recur and cannot be resolved, our ability to acquire product for sale and sampling will be adversely affected.  We may incur unexpected costs in integrating new products into our operations.

We may be unable to develop or market line extensions for our products including Prenate, Sular, Triglide, Nitrolingual, Altoprev and Fortamet, or, even if developed, obtain patent protection for our line extensions; further, introductions by us of line extensions of our existing products may require that we make unexpected changes in our estimates for future product returns and reserves for obsolete inventory. If these risks occur, our financial results could be adversely affected.

If we have difficulties acquiring new products or rights to market new products from third parties, our financial results could be adversely impacted.  Our licensor/supplier can terminate our rights to commercialize Nitrolingual and the 60 dose size of this product has not yet met our expectation.

We depend on a small senior management group, the departure of any member of which would likely adversely affect our business if a suitable replacement member could not be retained.

An adverse interpretation or ruling by one of the taxing jurisdictions in which we operate could adversely impact our operating results.  An adverse judgment in the securities class action litigation in which we and certain current and former directors and executive officers are defendants could have a material adverse effect on our financial results and liquidity.  Our business is subject to increasing government price controls and other healthcare cost containment measures.  Side effects or marketing or manufacturing problems with our products could result in product liability claims which could be costly to defend and could result in the withdrawal or recall of products from the market which would adversely affect our business. We may be found noncompliant with applicable federal, state or international laws, rules or regulations which could result in fines and/or product recalls or otherwise cause us to expend significant resources to correct such non-compliance.

A small number of customers accounts for a large portion of our sales and the loss of one of them, or changes in their purchasing patterns, could result in substantially reduced sales, substantially and adversely impacting our financial results.  If third-party payors do not adequately reimburse patients for our products, doctors may not prescribe them.

We rely on operational data obtained from IMS, an industry accepted data source. IMS data may not accurately reflect actual prescriptions (for instance, we believe IMS data does not capture all product prescriptions from some non-retail channels).

Our business and products are highly regulated; the regulatory status of some of our products makes these products subject to increased competition and other risks; and we run the risk that we, or third parties on whom we rely, could violate the governing regulations.

Some unforeseen difficulties may occur.

The above are some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included above. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our other filings with the Securities and Exchange Commission.

Contact:

Sciele Pharma, Inc.

Joseph T. Schepers, 678-341-1401

ir@sciele.com